EXHIBIT 6
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, par value $0.0001 per share, of QualTek Services Inc., a Delaware corporation, and that this Agreement may be included as an exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 24th day of February, 2022.

ANDREW S. WEINBERG

By:	/s/ Joseph Bartek
	Name:	Joseph Bartek
	Its:	Authorized Signatory

BCP AIV INVESTOR HOLDINGS-3, L.P.

By:	/s/ Joseph Bartek
	Name:	Joseph Bartek
	Its:	Authorized Signatory

BCP STRATEGIC AIV INVESTOR HOLDINGS-2, L.P.

By:	/s/ Joseph Bartek
	Name:	Joseph Bartek
	Its:	Authorized Signatory

BCP QUALTEK INVESTOR HOLDINGS, L.P.

By:	/s/ Joseph Bartek
	Name:	Joseph Bartek
	Its:	Authorized Signatory

BCP QUALTEK, LLC

By:	/s/ Joseph Bartek
	Name:	Joseph Bartek
	Its:	Authorized Signatory

BCP QUALTEK II, LLC

By:	/s/ Joseph Bartek
	Name:	Joseph Bartek
	Its:	Authorized Signatory

BRIGHTSTAR GP INVESTORS, LLC

By:	/s/ Joseph Bartek
	Name:	Joseph Bartek
	Its:	Authorized Signatory